 EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Vapir Enterprises, Inc. a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K/A for the year ended December 31, 2016 of the Company (the “Form 10-K/A”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 21, 2017	By:	/s/ Mitra Sadeghzadeh
Mitra Sadeghzadeh
Chief Executive Officer
(Principal Executive Officer and
Principal Financial Officer)